SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2007

U.S. HELICOPTER CORPORATION
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-32580	27-0096927
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
6 East River Piers, Suite 216, Downtown Manhattan Heliport, New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 248-2002

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On May 14, 2007, U.S. Helicopter Corporation (“we”) entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P. (“Cornell Capital”) pursuant to which we issued convertible debentures in the principal amount of $500,000. The debentures are convertible at the option of Cornell Capital any time up to maturity at a conversion price equal to the lesser of $1.45 or 95% of the lowest volume weighted average price of our common stock during the thirty trading days immediately preceding the conversion date or the interest payment date, as applicable, as quoted by Bloomberg, LP, but in no event less than $.001. The debentures are repayable as of July 14, 2007. The debentures accrue interest at 18% per year payable in our common stock at the rate equal to the conversion price of the debentures in effect at the time of payment. We plan to use the proceeds received in this financing for working capital.

Pursuant to the Securities Purchase Agreement, we issued warrants to Cornell Capital to purchase a total of 99,144 shares of our common stock with the following exercise prices: $1.00 per share (as to 31,250 warrants); $1.20 per share (as to 26,042 warrants); $1.40 per share (as to 22,321 warrants); and $1.60 per share (as to 19,531 warrants). The warrants are exercisable for a period of five years.

We entered into an amended security agreement with Cornell Capital pursuant to which we continued the security interest of Cornell Capital in all our assets which we granted in connection with the original debentures issued by us to Cornell Capital.

We have agreed to prepare and file a registration statement under the Securities Act of 1933, as amended, that includes the shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants issued in this transaction in the event we determine to file a registration statement other than on Form S-4 or Form S-8 and Cornell Capital elects to include the shares issuable upon conversion of the debentures and upon exercise of the warrants in such registration statement.

Commissions to Cornell Capital in connection with this transaction included a fee of 6% of the purchase price of the debentures which we paid in cash ($30,000). We also paid structuring fees to Yorkville Advisors, LLC of $15,000.

Issuance of the securities sold was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to an accredited investor in a private transaction without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.

Item 2.03. Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.53	Securities Purchase Agreement dated May 14, 2007 between U.S. Helicopter Corporation and Cornell Capital Partners, LP (exhibits and schedules omitted)	(1)
10.54	Form of 18% Secured Convertible Debenture in the principal amount of $500,000	(1)
10.55	Amendment No. 1 to Amended and Restated Security Agreement dated May 14, 2007 between U.S. Helicopter Corporation and Cornell Capital Partners, LP	(1)
10.56	Form of Warrant No. USHP-5-1 to purchase 31,250 shares of U.S. Helicopter common stock at $1.00 per share issued to Cornell Capital Partners, LP	(1)
10.57	Form of Warrant No. USHP-5-2 to purchase 26,042 shares of U.S. Helicopter common stock at $1.20 per share issued to Cornell Capital Partners, LP	(1)
10.58	Form of Warrant No. USHP-5-3 to purchase 22,321 shares of U.S. Helicopter common stock at $1.40 per share issued to Cornell Capital Partners, LP	(1)
10.59	Form of Warrant No. USHP-5-4 to purchase 19,531 shares of U.S. Helicopter common stock at $1.60 per share issued to Cornell Capital Partners, LP	(1)

(1) Exhibit filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 16, 2007

U.S. HELICOPTER CORPORATION (Registrant)
By:	/s/ George J. Mehm, Jr.
George J. Mehm, Jr. Chief Financial Officer, Sr. Vice President and Treasurer